EXHIBIT 10.2

AMENDMENT NO. 1

TO

STOCK PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 dated as of July 29, 2003, to the Stock Purchase and Sale Agreement, dated as of June 24, 2003 (the “Purchase Agreement”), by and among NPTest Holding Corporation, a Delaware corporation (“Parent”), NPTest Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Parent, Schlumberger Technology Corporation, a Texas corporation (“STC”), Schlumberger Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of STC (“STI”) and Schlumberger B.V., a corporation organized under the laws of The Netherlands (“SBV” and, together with STI, the “Sellers”). Certain capitalized terms used and not otherwise defined in this Amendment No. 1 have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, Parent, Purchaser and Sellers entered into the Purchase Agreement as of June 24, 2003; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth below.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. The Purchase Agreement is hereby amended as follows:

(a) Section 1.3 is hereby amended by inserting the following after subsection (i):

“ (j) Notwithstanding anything to the contrary set forth in this Agreement, the Sellers may advance cash to the Company at any time after June 30, 2003 for purposes of meeting short-term liquidity requirements, and the Company may repay such advances any time prior to the Closing. No purchase price adjustment shall be made for any such advances or the repayment thereof. Sellers shall notify Purchaser in writing of any such advances and repayments.”

(b) Section 5.2(d) is hereby deleted and replaced in its entirety with the following:

“(d) The Seller Parties shall use their commercially reasonable efforts to assign all licenses set forth on Schedule 5.3(d) to the Companies, and any costs associated with such assignments exceeding $25,000 in the aggregate shall be at Seller Parties’ expense; provided that if the Seller Parties do not obtain such assignment of any such license within five (5) days prior to the Closing Date, or, in the case of any

Microsoft or Adobe license listed on Schedule 5.3(d) (the “Non-Assigned Licenses”), if Seller Parties have obtained a temporary assignment of such Non-Assigned Licenses prior to the Closing Date for a period of at least sixty (60) days after the Closing Date, within sixty (60) days after the Closing Date, Seller Parties at their expense shall purchase new licenses for the benefit of the Companies or shall indemnify Purchaser for any losses arising therefrom on substantially the same terms as currently licensed; and provided further that if this Agreement is terminated due to a willful or intentional breach by Parent or Purchaser, Purchaser and Parent shall be responsible for the costs and expenses incurred by the Seller Parties under this Section 5.3(d).”

(c) Section 5.17(a) is hereby deleted and replaced in its entirety by the following:

“(a) At the Closing, the Seller Parties shall deliver to Purchaser an amount of cash equal to the aggregate amount of the “NPTest Management Divestiture Bonus” as set forth on Section 3.18(ix) of the Disclosure Schedule with respect to each such individual who remains an employee of any Company as of the Closing, and Purchaser agrees to pay such bonuses to such individuals within two weeks after the Closing Date.”

(d) Section 8.1(c) is hereby amended by inserting the following after paragraph (ii):

“(iii) all claims or liabilities arising under the surety and guaranty obligations listed on Section 8.1(c)(iii) of the Disclosure Schedule.”

2. The Disclosure Schedule is amended pursuant to the Amendment to the Disclosure Schedule, attached hereto, as of the initial date of the Purchase Agreement.

3. This Amendment No. 1 may be executed manually or by facsimile and in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

4. Except as expressly amended in this Amendment No. 1, the Purchase Agreement remains in full force and effect and may not be otherwise amended except in accordance with its terms.

5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

6. Each Seller Party hereby represents and warrants to Purchaser and Parent, and each of Purchaser and Parent hereby represents and warrants to the Seller Parties, (i) that each has full power and authority to execute and deliver this Amendment No. 1, (ii) the execution, delivery and performance by it of this Amendment No. 1 has been duly authorized by its Board of Directors, and no other corporate action on its part is necessary to authorize the execution and delivery by it of this Amendment No. 1, and (iii) this Amendment No. 1 has been duly executed and delivered and, assuming due and valid authorization, execution and delivery hereof by each of the other parties hereto, this Amendment No. 1 is a valid and binding obligation of it, enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.

NPTEST HOLDING CORPORATION

By	/s/ Benjamin H. Ball
Name:	Benjamin Ball
Title:	Secretary

NPTEST ACQUISITION CORPORATION

By	/s/ Benjamin H. Ball
Name:	Benjamin Ball
Title:	Secretary

SCHLUMBERGER TECHNOLOGY CORPORATION

By	/s/ Roland Ewubare
Name:	Roland Ewubare
Title:	Attorney-in-fact

SCHLUMBERGER TECHNOLOGIES, INC.

By	/s/ Roland Ewubare
Name:	Roland Ewubare
Title:	Attorney-in-fact

SCHLUMBERGER B.V.

By	/s/ Bram Verburg
Name:	Bram Verburg
Title:	Managing Director